                                                                   EXHIBIT 10.12



                               TABLE OF CONTENTS



SECTION
-------

1.   SERVICES; PURCHASER REPRESENTATION
2.   TERM OF THE AGREEMENT
3.   BILLING AND PAYMENT
4.   BILLING DISPUTES
5.   TERMINATION OF ACTION
6.   LIMITATION OF ACTION
7.   TAXES AND ASSESSMENTS
8.   AMENDMENT
9.   WARRANTIES AND LIMITATION OF LIABILITY
10.  INDEMNIFICATION
11.  REPRESENTATION
12.  FORCE MAJEURE
13.  WAIVERS
14.  ASSIGNMENT
15.  CONFIDENTIALITY
16.  INTEGRATION
17.  CONSTRUCTION
18.  GOVERNING LAW
19.  NOTICES
20.  COUNTERPARTS
21.  COMPLIANCE WITH LAWS
22.  THIRD PARTIES
23.  SURVIVAL OF PROVISIONS
24.  UNENFORCEABLE PROVISIONS


EXHIBITS
--------

A.   ANCILLARY FEE SCHEDULE




"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."

                    SERVICE AGREEMENT TERMS AND CONDITIONS

This Service Agreement ("Agreement") is entered into between the provider of service, Frontier Communications of the West, Inc. on behalf of itself and its affiliates ("Frontier"), a California corporation located at 135 East Ortega Street, Santa Barbara, CA 93101 and Boston Communications Group, Inc. ("Purchaser"), a Massachusetts corporation with its principal place of business located at One McKinley Square, 3rd Floor, Boston, MA 02109 (hereinafter, Frontier and Purchaser may be referred to in the aggregate as "Parties", and each singularly as a "Party".)

                                    PURPOSE

Purchaser desires to purchase network transport and other telecommunication services from Frontier for Purchaser's use and resale to business customers. The Parties agree as follow:

1.    SERVICES; PURCHASER REPRESENTATIONS:
      ------------------------------------

      (a) Frontier shall, in accordance with the rates, terms and conditions set forth herein, provide services to Purchaser, as those services are defined herein or identified on exhibits, schedules or other attachments appended hereto and made a part of this Agreement from time-to-time in accordance with the terms hereof (collectively, "Services").

      (b) Purchaser agrees to provide Frontier with at least 30 days prior written notice of Service requirements that may exceed anticipated or normal course of Service requirements utilized by Purchaser. Provision of Services is contingent on availability of facilities and resources of Frontier.

      (c) Purchaser shall provide Frontier with a forecast covering a good faith estimate based on historical information (if available) of the monthly traffic volume and geographic distribution for the ordered Services. The estimate will be for the 3 calendar month period following the desired activation date. The forecast is to be in the format supplied or approved by Frontier. Frontier reserves the right to request updated forecasts. Forecasts do not constitute a binding commitment on the part of Purchaser.

      (d) Orders for Services will be transmitted and processed in accordance with reasonable procedures provided to Purchaser from time to time by Frontier.

      (f) Purchaser is solely responsible for all billing, collection and customer service activities for its customers. Purchaser acknowledges and affirms that Purchaser's financial obligations to Frontier regarding Services provided by Frontier to Purchaser under this Agreement must be satisfied in full, as hereinafter provided, whether or not Purchaser has billed or collected from its customers.

      (g) Purchaser represents and warrants that prior to obtaining the Services in any jurisdiction it will be qualified to do business in such jurisdiction and will maintain good standing in such jurisdiction during the term of this Agreement. Purchaser further represents and warrants that prior to obtaining the Services in any jurisdiction it will be certified by the proper regulatory agencies to provide the Services purchased hereunder to End-Users in such jurisdiction.

2.    TERM OF THE AGREEMENT:
      ---------------------

      (a) INITIAL TERM: This Agreement is effective and the Parties' obligations commence on May 1, 1996 ("Effective Date") and continues in effect for a period of 1 year ("Initial Term") from the date of execution by Frontier.

      (b) AUTOMATIC RENEWAL: This Agreement renews automatically for consecutive 90 day periods at the expiration of the Initial Term, unless canceled in accordance with the terms hereof.

      (c) CANCELLATION: If either Party desires to terminate this Agreement upon expiration of the Initial Term or any 90 day extension, such Party shall give the other Party written notice of its intent to cancel at least 90 days prior to expiration of the then current term.

3.    BILLING AND PAYMENT:  Purchaser shall pay Frontier for the Services at the
      -------------------
rates and charges set out in the attached Service schedules and such other exhibits or attachments as may be attached hereto and made a part hereof from time to time. If Purchaser is required to pay a set-up fee, pre-payment or other assurance of payment is received.

      (a) The initial pre-payment shall be $25,000. Thereafter, Purchaser shall pay, as a deposit, an additional amount equal to 5% of the amount invoiced in the previous month until such time as the total deposit is equal to 150% of the amount invoiced or until August 31, 1996 when Purchaser shall provide a lump sum payment to bring the total deposit to an amount equal to the 150%. With Frontier's consent, Purchaser may submit some other from of security or assurance of payment satisfactory to Frontier in lieu of a cash payment for the initial pre-payment.

      (b) Frontier invoices Purchaser on or about the eighth Business Day after the close of each Billing Cycle for the Services and for any other sums due Frontier ("Invoice"). Each Invoice details: (1) the amount due Frontier, or the credit due Purchaser, after a reconciliation between the actual charges for the Services for the prior Billing Cycle and any pre-payment for the prior Billing Cycle, and (ii) any other sums due Frontier. In addition to the amounts for the under (i) and (ii) above, the Invoice will provide for a pre-payment equal to 150% of the actual charges for the Services for the prior Billing Cycle (exclusive of any non-recurring charges). If Purchaser has submitted a letter of credit that has an expiration date greater than

     45 days after the Invoice date, or a cash deposit or other assurance of payment, the prepayment will be reduced by the amount of the security (but to not less than zero).

(c) Each Invoice shall be paid by Purchaser via wire transfer of immediately available U.S. funds to an account designated by Frontier so that the payment is received by Frontier no later than 30 calendar days from the date of such Invoice (the "Due Date"). Any Invoice not paid by the Due Date shall bear late payment fees at the rate of 1-1/2% per month (or such lower amount as maybe required by law) until paid.

(e) If Purchaser is delinquent in payment of an Invoice or Frontier does not have security from Purchaser equal to Purchaser's prior month usage charges, Frontier may demand and receive additional security of its choice from Purchaser, which demand and choice shall be reasonable under the circumstances.

(f) FRAUDULENT USAGE: Frontier is not responsible for, and Purchaser shall defend and indemnify Frontier against, any fraudulent use of Service. Any claims of fraud shall not constitute valid justification for dispute of an Invoice. Purchaser is solely responsible for all Services usage, allegedly fraudulent or otherwise, and for all additional charges as may be associated with such usage. Frontier will monitor End-User call activity for fraudulent use using the same procedures Frontier uses for its own customers, except Frontier will contact Purchaser, but will not directly contact an End-User, with respect to suspected fraudulent use.

(g) Purchaser agrees to pay to Frontier any and all local exchange carrier-assessed and governmentally imposed charges levied upon Frontier as a result of Services provided to Purchaser, including but not limited to:

     (i) assessment by regulatory, including but not limited to, the Federal Communications Commission (FCC) and state Public Utility/Service Commissions;

     (ii) applicable charges set out in the Schedule of Ancillary Fees attached hereto as Exhibit A and made a part hereof.

(h) Frontier may revise the rates and monthly recurring and other charges in this Agreement (and any exhibit, attachment or schedule) at any time upon 30 days advance written notice to Purchaser. If the effective rates for the Services are increased pursuant to this paragraph, then Purchaser may upon 30 days written notice cancel the Service subject to the rate increase (Purchaser understands that it may not be able to separately cancel domestic and international Service if only one is subject to a rate increase). In order to be effective, Purchaser's notice of cancellation must be received by Frontier within 30 days after Purchaser's receipt of Frontier's notice of the rate increase. Cancellation of a Service under this paragraph includes cancellation of any monthly minimum usage charge associated with the canceled Service that accrues after the date of cancellation. If the cancellation notice is not received by Frontier within the 30 day period, Purchaser will have irrevocably waived its right to cancel the affected Service for that particular rate increase. If Purchaser does not timely provide notice of cancellation, or if any Purchaser traffic for a canceled Service remains on Frontier's network after the effective date of cancellation, Purchaser shall pay the increased rates for the affected Service and such traffic.

     (i) Purchaser agrees that any make up to minimum charges, shortfall charges and surcharges for which it is liable under this Agreement are based on agreed upon minimum commitments on its part and corresponding rate concessions on Frontier's part, and are not penalties or consequential or other damages under Section 9.(b). Frontier may charge Purchaser, and Purchaser agrees to pay, reasonable attorneys' fees and all reasonable costs incurred by Frontier in the collection of any unpaid amounts due from Purchaser, whether or not suit is instituted.

     (j) Billing Cycle is the Frontier billing cycle to which Purchaser's account hereunder is assigned by Frontier (a full billing cycle equals approximately 30 days of Services usage). Business Day is Monday through Friday, 8:30 am to 5:30 pm Detroit, MI local time, excluding nationally recognized holidays. Unless otherwise stated, "days" refers to calendar days.

4. BILLING DISPUTES: The Parties agree that time is of essence for payment of
   ----------------
   all Invoices. Purchaser has the affirmative obligation of providing written notice and supporting documentation for any good-faith dispute with an Invoice ("Dispute") within 60 Business Days after Purchaser's receipt. If Purchaser does not report a Dispute within the 60 Business Day period, Purchaser shall have irrevocably waived its dispute rights for that Invoice absent fraud or gross negligence on Frontier's part. Purchaser shall pay disputed amounts, subject to resolution of the Dispute. Frontier will use reasonable efforts to resolve timely Disputes within 30 Business Days after its receipt of the Dispute notice. If a Dispute is not resolved within the 30 Business Day period, then at Purchaser's request the Dispute will be referred to an executive officer of Frontier. If the Dispute is not resolved within 10 Business Days after the referral, then either Party may commence an action in accordance with Section 18, provided that the prevailing Party in such action shall be entitled to payment of its reasonable attorney fees and reasonable costs by the other Party. The Parties agree to exercise all reasonable efforts to resolve Disputes within the time frames established herein.

5. TERMINATION RIGHTS:
   ------------------
   (a) REGULATORY CHANGES: If the FCC, an state PUC or a court of competent jurisdiction issues a rule, regulation, law or order which has the effect of canceling, changing, or superseding any material term or provision of this Agreement (collectively, "Regulatory Requirement"), then this Agreement shall be deemed modified in such a way as the Parties mutually agree is consistent with the form, intent and purpose of this Agreement and is necessary to comply with such Regulatory Requirement. Should the Parties not be able to agree on modifications necessary to comply with a Regulatory Requirement that materially affects the rights of either Party within 30 days after the Regulatory Requirement is effective, then upon written notice either Party may, to the extent practicable, terminate that portion of this Agreement impacted by the Regulatory Requirement.

     (b) Without affecting any amounts due it, Frontier may terminate this Agreement upon (i) Purchaser's insolvency, dissolution or cessation of business operations, or (ii) Purchaser's failure to pay any delinquent Invoice, or to maintain any other assurance of payment provided to Frontier by Purchaser, within 2 Business Days following Purchser's receipt of written notice from Frontier.

     (c) In the event of a breach of any material term or condition of this Agreement by a Party (other than a payment breach covered under (b) above), the other Party may terminate this Agreement upon 30 days written notice, unless the breaching Party cures the breach during the 30 day period. A breach that cannot be reasonably cured within a 30 day period may be addressed by a waiver of this section signed by the Parties.

     (d) Upon any breach by Purchaser not cured after expiration of all applicable notice, grace and cure periods, Frontier may at its sole option do any or all of the following:

          (i)    cease accepting or processing orders for Service an suspend
                 Service;

          (ii) cease any and all electronically and manually generated information and reports; (including any CDR not paid for by Purchaser);

          (iii) draw on any letter of credit, security deposit or other assurance of payment provided by Purchaser;

          (iv) enforce any security interest granted by Purchaser to Frontier hereunder;

          (v) terminate this Agreement and the Services without liability to Frontier;

          (vi) collect from Purchaser for future Services that would have been provided, but for Purchaser's breach, including but not limited to monthly minimums; and

          (vii)  pursue such other remedy or relief as may be appropriate.

6.   LIMITATION OF ACTION:
     --------------------

          Purchaser shall not seek legal or equitable remedies, including without limitation, injunctive relief, that would require Frontier to continue providing Service to Purchaser while any delinquent amounts due Frontier remain unpaid.

7.   TAXES AND ASSESSMENTS:
     ---------------------

          Purchaser is responsible for the collection and remittance of all governmental assessments, surcharges and fees pertaining to its resale of the Services (other than franchise and similar taxes as well as taxes on Frontier's net income) (collectively, "Taxes"). Purchaser shall provide Frontier with valid and properly executed certificate(s) of exemption for the Taxes, as applicable.

8.   AMENDMENT:
     ---------

         Except as may be otherwise provided herein, this Agreement may not be amended or modified, in whole or in part, except by the Parties in writing.

9.   WARRANTIES AND LIMITATION OF LIABILITY:
     --------------------------------------

     (a) Service will be provided by Frontier in accordance with the applicable technical standards established for call transport by the telecommunications industry. Frontier shall provide Service in a quality and diligent manner consistent with service Frontier provides to its other customers via a digital fiber optic network with SS7 signalling at a P.01 grade of service. FRONTIER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO TRANSMISSION, EQUIPMENT OR SERVICE PROVIDED HEREUNDER, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

     (b) In no event shall either Party be liable to the other Party for incidental and consequential damages, loss of goodwill, anticipated profit, or other claims for indirect damages in any manner related to this Agreement or the Services.

     (c) Purchaser's sole and exclusive remedy in the case of a breach of the Agreement by Frontier shall be a refund of the purchase price paid for those Services not provided in accordance with the terms of this Agreement.

     (d) It is the express intent of the Parties that Purchaser be solely responsible for all claims of its customers relating to the Services. Consequently, Purchaser agrees that it is solely responsible for any credits or adjustments that may be issued or required to be issued to its customers.

10.  INDEMNIFICATION:
     ---------------

     Purchaser shall defend and indemnify Frontier and its directors, officers, employees, representatives and agents from any and all claims (including any claims of regulatory agencies), Taxes, penalties, interest, expenses, damages, lawsuits or other liabilities (including without limitation, reasonable attorney fees and court costs) relating to or arising out of (i) the operation of Purchaser's business; and (ii) Purchaser's breach of this Agreement.

11.  REPRESENTATION:
     --------------

     The Parties acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing in this Agreement is to be construed to constitute the Parties as employer/employee, partners, franchise/franchisee, or otherwise as participants in a joint or common undertaking. Neither Party, nor their respective employees, agents or representatives, has any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

12.  FORCE MAJEURE:
     -------------

     Other than with respect to failure make payments due hereunder, neither party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused or occasioned by, or due to fire, earthquake, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond their reasonable control.

13.  WAIVERS:
     -------

     Failure of either Party to enforce or insist upon compliance with the provisions of this Agreement, or waive compliance with any provisions of this Agreement in any instance, shall not be construed as a general waiver or relinquishment of any provision or right of this Agreement.

14.  ASSIGNMENT:
     ----------

     Neither Party may assign or transfer its rights or obligations under this Agreement without the other Party's written consent, which consent may not be unreasonably withheld, except that Frontier may assign this Agreement to its parent, successor in interest, or an affiliate or subsidiary without Purchaser's consent. Any assignment or transfer without the required consent is void.

15.  CONFIDENTIALITY:
     ---------------

     (a) Each Party agrees that all information furnished to and identified by the other Party as being confidential or proprietary information or trade secrets (collectively referred to as "Proprietary Information"), is and continuously remains, the sole and exclusive property of the Party furnishing the same (the Party furnishing the Proprietary Information hereinafter referred to as the "Disclosing Party" and the other Party hereinafter referred to as the "Receiving Party"). Each Party shall treat the Proprietary Information and the contents of this Agreement in a confidential manner and, except to the extent necessary in connection with the performance of its obligations under this

           Agreement, neither Party may directly or indirectly disclose the same to any third party without the written consent of the Disclosing Party.

           (i) The Proprietary Information is to be used by the Receiving Party only for the purposes contemplated in this Agreement and the Receiving Party may not disclose the same to anyone other than its employees on a need to know basis and who agree to be bound by the terms of this Section. The Proprietary Information may not be retained by the Receiving Party and all originals and any copies or summaries shall be returned to the Disclosing Party upon written request.

     (b) The confidentiality of obligations of this Section do not apply to any portion of the Proprietary Information which:

           (i) is or becomes public knowledge through no fault of the Receiving Party;

           (ii) is in the lawful possession of Receiving Party prior to disclosure to it by the Disclosing Party (as confirmed by the Receiving Party's records);

           (iii) is disclosed to the Receiving Party without restriction on disclosure by a person who has the lawful right to disclose the information; or

           (iv) is disclosed pursuant to the lawful requirements or formal request of a governmental agency. If the Receiving Party is requested or legally compelled by a governmental agency to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party agrees on behalf of itself and its representatives that it will provide the Disclosing Party with prompt written notice of such requests so that the Disclosing Party as the opportunity to pursue its legal and equitable remedies regarding potential disclosure.

     (c) Each Party acknowledges that its breach or threatened breach of this Section may cause the Disclosing Party irreparable harm which would not be adequately compensated by monetary damages. Accordingly, in the event of any such breach or threatened breach, the Receiving Party agrees that equitable relief, including temporary restraining orders or preliminary or permanent injunctions, is an available remedy in addition to any legal remedies to which the Disclosing Party may be entitled.

     (d) Neither Party may use the name, logo, trade name, service marks, trade marks, or printed materials of the other Party, in any promotional or advertising material, statement, document, press release or broadcast without the prior written consent of the other Party, which consent may be granted or withheld at the other Party's sole discretion.

     (e) The Parties acknowledge the existence of a highly competitive telecommunications marketplace and understand and agree that either Party may offer to provide services to customers of the other Party in accordance with such rates and terms as a Party and a customer may agree upon, provided however, a Party may not use Proprietary Information of the other Party in soliciting customers for services. Provided further, neither Party may, in any marketing activities to existing customers of the other Party, use the fact that Frontier is the Purchaser's underlying carrier as an inducement for such customers to switch their services.

16.  INTEGRATION:
     -----------

     This Agreement and all Exhibits, Schedules and other Attachments hereto, represent the entire agreement between the Parties with respect to the subject matter hereof and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral.

17.  CONSTRUCTION:
     ------------

     The language used in this Agreement is deemed the language chosen by the Parties to express their mutual intent. No rule of strict construction shall be applied against either Party.

18.  GOVERNING LAW:
     -------------

     This Agreement shall, in all respects, be governed by and enforced in accordance with the laws of the State of New York, excluding its choice of law provisions. For valuable consideration, both Parties acknowledge and agree that any action to enforce or interpret the terms of this Agreement shall be instituted and maintained only in the Federal Court for the Western District of New York, or if jurisdiction is not available in the Federal Court, then a state court located in Rochester, New York. Purchaser hereby consents to the jurisdiction and venue of such courts and waives any right to object to such jurisdiction and venue.

19.  NOTICES:
     -------

     All notices, including but not limited to, demands, requests and other communications required or permitted hereunder (not including Invoices) shall be in writing and shall be deemed to be delivered when actually received, whether upon personal delivery or if sent by common carrier. All notices given by mail shall be sent by first class mail prepaid or certified, return receipt requested, duly addressed and with proper postage, to the following address, or such other address as each of the Parties hereto may notify the other:

     Frontier Communications                     Boston Communications Group
     ATTN:  VP Carrier Sales                     ATTN:  Alan J. Bouffard
                                                 -------------------------------
     30300 Telegraph Road                        One McKinley Sq.
                                                 -------------------------------
     Bingham Farms, MI 48025-4510                Boston, MA 02109
                                                 -------------------------------
     Facsimile #810-258-6278                     Facsimile#:(617)476-3766
                                                 -------------------------------

20.  COUNTERPARTS:
     ------------

     This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

21.  COMPLIANCE WITH LAWS:
     --------------------

     During the term of this Agreement, the Parties shall comply with all local, state and federal laws and regulations applicable to this Agreement and to their respective businesses. Further, Purchaser shall obtain, file and maintain any tariffs, permits certifications, authorizations, licenses or similar documentation as may be required by the FCC, a state Public Utility or Service Commission, or any other governmental body or agency having jurisdiction over its business. Upon request, Purchaser will supply Frontier with copies of such tariffs, permits, certifications, authorizations, licenses and similar documentation.

22.  THIRD PARTIES:
     -------------

     The provisions of this Agreement and the rights and obligations created hereunder are intended for the sole benefit of Frontier and Purchaser, and do not create any right, claim or benefit on the part of any person not a Party to this Agreement, including Purchaser's customers.

23.  SURVIVAL OF PROVISIONS:
     ----------------------

     Any obligations of the Parties relating to monies owed, as well as those provisions relating to confidentiality, assurances of payment, limitations on liability and actions and indemnification, survive termination of this Agreement.

24.  UNENFORCEABLE PROVISIONS:
     ------------------------

     The illegality or unenforceability of any provision of this Agreement does not affect the legality or enforceability of any other provision or portion. If any provision or portion of this Agreement is deemed illegal or unenforceable for any reason, there shall be deemed to be made such minimum change in such provision or portion as is necessary to make it valid and enforceable as so modified.

By its signature below, each Party acknowledges and agrees that sufficient allowance has been made for review of this Agreement by respective counsel and that each Party has been advised as to its legal rights, duties and obligations under this Agreement.

FRONTIER COMMUNICATIONS OF THE              BOSTON COMMUNICATIONS
WEST, INC.                                  GROUP

By: /s/ James E. Ottinger                   By:/s/ Robert T. Sullivan
   ---------------------------                 -----------------------------

Title: VP Carrier Sales                     Title: Vice President
      ------------------------                    --------------------------

Printed Name: James E. Ottinger             Printed Name: Robert T. Sullivan
             ----------------                            -------------------

Date:     7/9/96                            Date:         6/19/96
     ------------------------                    ---------------------------


              SCHEDULE OF INITIAL SERVICES SELECTED BY PURCHASER
              --------------------------------------------------

              Services                                Purchaser's Initials Selecting Service

              Domestic/International Termination
                                                      ----------
              800 Switched
                                                      ----------
              800 Dedicated
                                                      ----------
              Calling Card
                                                      ----------
              International Toll Free Origination
                                                      ----------


                                   EXHIBIT A

                          Schedule of Ancillary Fees
                          --------------------------
Electronic Exchange
(Account Management and CDR Transfer System)                   --
   Setup                                                       --
   Refund at Monthly billed usage of                           --
   Monthly service charge                                      --

Call Detail Record Stand (stand alone, no EE)                  --
   Monthly per billing cycle, first tape                       --
   Additional tapes                                            --
   Programming charges to change CDR format, per hour          --

Branded 700 Test Number                                        --
   Setup                                                       --
   Monthly service charge                                      --

Rejected Order resolution with LECs                            --

Negotiation of Disputed PIC charges                            --

Accounting Codes (MRC)                                         --
   Non-validated, per account with codes                       --
   Validated, per account with codes                           --

NECA and Lifeline charges: Monthly pass through of NECA        --
   charges per ANI PICed to Frontier CIC (current charge)      --

800 SMS database administration (monthly pass through)         --
Per active 800 number with Frontier as RespOrg                 --

800 RespOrg (Frontier assessed service charges)                --

800 Directory Assistance listing, MRC per number               --
   Install charge, per number                                  --

800 P.I.N.                                                     --
   Set up charge, per PIN program                              --
   Set up charge to be refunded with monthly PIN usage         --

Dedicated Services                                             --
   "B" city Monthly Recurring Charges, per DS-1                --
   Channel Bank/CSU/Cards:                                     --
                          Non-Recurring Charge                 --
                          Monthly Recurring Charge             --
   Stand Alone CSU:       Non Recurring Charge                 --
                          Monthly Recurring Charge             --





"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."

Dedicated 800 Applications Charges
     ANI/DNS Deliver
           Monthly Recurring Charge:                       $   --
           Non Recurring Charge:                           $   --
     Stand Alone DNIS
           Monthly Recurring Charge:                       $   --
           Non Recurring Charge:                           $   --

5/9/96



"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."

            DEDICATED DOMESTIC AND INTERNATIONAL SERVICES SCHEDULES

1. The rates and discount credits described in this Schedule and any attachments hereto are in lieu of any standard volume discounts and any promotional rates or discounts that may from time to time be offered by Frontier for the Services. Domestic means the 48 contiguous United States. Any discount credits are applied against Purchaser's monthly interstate usage charges. Unless otherwise stated, domestic calls are measured in 6 second increments after a 6 second minimum and international calls in 6 second increments after a 30 second minimum.

2.         Dedicated Termination Service:

           A. For domestic outbound traffic originating from Purchaser's switch, Purchaser shall pay the applicable rates set out in the attached pricing schedules and Frontier POP list.

           B. Purchaser shall be responsible for a minimum of 100,000 minutes in the aggregate of domestic and international Dedicated Services' usage each month for each DS-1 circuit connected to a Frontier POP. If such minimum usage is not attained in any month, Frontier may add a make up to minimum charge to the Invoice for that month in an amount equal to the shortfall minutes times $-- per minute.

           C. Purchaser shall be responsible, at its sole expense, for all ordering of, and charges for, dedicated facilities and equipment required to maintain access, interconnection and interface with Frontier equipment and the Frontier network.

           D. Commencing with Purchaser's first Invoice, Purchaser is liable for a monthly minimum usage charge for dedicated services of $100,000 (the "Dedicated Minimum"). If Purchaser's net charges (after any discounts or credits) for dedicated service usage is less than the Dedicated Minimum in any month, Purchaser shall pay the shortfall. If this Agreement is terminated prior to the time the Dedicated Minimum becomes effective (other than termination by Purchaser for an uncured breach by Frontier), Purchaser shall pay an amount equal to the difference between: (i) the actual charges to Purchaser for dedicated service usage for the period up to the date of termination, and (ii) the amount of charges for such usage calculated at the applicable Frontier standard resale rates in effect at the time the dedicated service was provided.

           E. In any given month, a minimum of 85% of Purchaser's traffic must terminate into Regional Bell Operating Company (RBOC) or GTE serviced areas. If Purchaser falls below the minimum in any month, Frontier may apply a $-- per minute surcharge to all of Purchaser's traffic terminating to non-RBOC/GTE serviced areas.

3. Directory Assistance Transport: Purchaser shall be liable for a monthly minimum usage charge of $0.0. Purchaser shall pay the per call rates and receive the volume discounts applicable to the above minimum charge as set out in the attached pricing schedule. Purchaser shall pay any shortfall in the monthly minimum for each month in which above minimum is not met.


"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."

4.         International Termination Service:

           A. For international outbound traffic originating from Purchaser's switch, Purchaser shall pay the applicable rates set out in the attached pricing schedules and Frontier POP list.

           B. Commencing with Purchaser's fifth Invoice, Purchaser is liable for a monthly minimum usage charge for international termination of $0.0 (the "International Minimum"). If Purchaser's net charges (after any discounts or credits) for international termination usage are less than the International Minimum in any month, Purchaser shall pay the shortfall. If this Agreement is terminated prior to the time the International Minimum becomes effective (other than termination by Purchaser for an uncured breach by Frontier), Purchaser shall pay an amount equal to the difference between: (i) the actual charges to Purchaser for international termination usage for the period up to the date of termination, and (ii) the amount of charges for such usage calculated at the applicable Frontier standard tariffed rates in effect at the time the international termination service was provided.

                         SWITCHED TERMINATION SERVICES

The rates and discount credits for the Domestic Switched Terminating Services set forth in this Schedule and any attachments are in lieu of any standard volume discounts and any promotional rates or discounts that may be offered from time to time for the Domestic Switched Terminating Services. Domestic means the 48 contiguous United States.

Two different terminating services are provided by Frontier, dedicated and switchless services. Dedicated services consists of switched outbound long distance traffic delivered to a Frontier Point of Presence via dedicated facilities and terminated over the Frontier network. Switchless services consist of outbound long distance traffic generated by Purchaser or Purchaser's customers that both originate and terminate on the Frontier network.
                              ---

Frontier will invoice Purchaser for Domestic termination according to the following volume-base schedule:


Dedicated Services:

1. Domestic

Monthly                 Rate/
Invoice                 Minute          Billing Increment
-------                 ------          ------------------
   --                      --           6 seconds/6 second minimum
   --                      --           6 seconds/6 second minimum
   --                      --           6 seconds/6 second minimum

2. Offshore: (Alaska, Hawaii, Puerto Rico, US Virgin Islands)
                           --           6 seconds/6 second minimum

3. Canadian                --           6 seconds/6 second minimum

4. Directory Assistance    --           Per call

Switchless Services:       --

1. Domestic                --           6 seconds/6 second minimum

2. Offshore             (Alaska, Hawaii, Puerto Rico, US Virgin Islands)
                           --           6 seconds/6 second minimum

3. Canadian                --           6 seconds/6 second minimum

4. Directory Assistance    --           Per call

"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."

                             INBOUND 800 SERVICES

800 Number Requirements

        1. In order to protect the integrity of its network, Frontier may, without liability, temporarily block any 800 Number having usage surges. Frontier agrees to use reasonable efforts to promptly notify Purchaser after blockage has occurred.

        2. If usage of an 800 Number impacts Frontier in such a manner that the unbillable (non-completed) calls for such 800 Number in any month are greater than 5% of the billable (completed) calls for such 800 Number in that month, Frontier may charge Purchaser a non-discountable $0.50 charge for each unbillable call in that month.

        3. At Purchaser's written request and to the extent available to Frontier, Canadian origination is available for Frontier 800 Numbers only.

        4. At Purchaser's written request and to the extent available to Frontier, 800 Directory Assistance is available for Frontier 800 Numbers only at the charge set out in Exhibit B. Due to the fact that 800 Directory Assistance is provided through an arrangement with a third party, the provision of 800 Directory Assistance by Frontier is subject to the policies and procedures promulgated from time to time by such third party. Purchaser understands that any Frontier 800 Number listed with 800 Directory Assistance is not published in any written directory, but is only available on a call-in basis. Purchaser shall inform End-Users in writing of this fact prior to or at the time of Purchaser's sale of 800 Directory Assistance.

        5. The transfer of 800 Numbers of Inbound Services traffic to another carrier is subject to the Guidelines and the Frontier policies and procedures for 800/888 number/traffic transfers in effect at the time of the requested transfer.

        6. If an 800 Number is blocked at Purchaser's request, then for the period the 800 Number is being blocked Frontier will, at Purchaser's written request and expense, re-translate the 800 Number to Purchaser's customer service telephone number.

The rates and discount credits for the Inbound 800 Services set forth in this Schedule and any attachments are in lieu of any standard volume discounts and any promotional rates or discounts that may be offered from time to time for the Inbound 800 Services. Domestic means the 48 contiguous United States.

Rates for Inbound Services:

Two different originating services are provided by Frontier, dedicated and switchless services. Dedicated services consist of switched inbound long distance traffic originated over the Frontier network and delivered to Purchaser via dedicated facilities. Switchless services consist of inbound 800 traffic generated by Purchaser or Puchaser's customers that both originate and terminate
                                                                   ---
on the Frontier network.


Frontier will invoice Purchaser for Domestic termination according to the following volume-based schedule:

Dedicated Services:

1. Domestic

Monthly                 Rate/
Invoice                 Minute               Billing Increment
-------                 ------               -----------------
  --                     --                  6 seconds/6 second minimum
  --                     --                  6 seconds/6 second minimum
  --                     --                  6 seconds/6 second minimum

2. Offshore:(Alaska, Hawaii, Puerto Rico, US Virgin Islands)

                         --                  6 seconds/6 second minimum

3. Canadian:             --                  6 seconds/30 second minimum

Switchless Services:

1. Domestic              --                  6 seconds/6 second minimum

2. Offshore             (Alaska, Hawaii, Puerto Rico, US Virgin Islands)
                         --                  6 seconds/6 second minimum

3. Canadian              --                  6 seconds/6 second minimum



"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."




                       INTERNATIONAL TOLL-FREE SERVICES

The rates and discount credits for the Inbound Services set forth in this Schedule and any attachments are in lieu of any standard volume discounts and any promotional rates or discounts that may be offered from time to time for the Inbound Services. Domestic means the 48 contiguous United States. Unless otherwise stated, international toll-free inbound calls are measured in full minute increments and measured from timing point 6 to timing point 7.

1. Frontier, upon written request from Purchaser and to the extent available to Frontier, will coordinate with international service providers or directly with foreign PTT's for the provisioning of international toll free services. Provisioning times cannot be guaranteed due to the inconsistencies of service levels within the foreign country,

2. Frontier cannot guarantee the service quality due to the oftentimes great differences in telecommunications facilities at the local phone companies and international gateways located in the foreign countries. Most line quality should be considered voice grade only and should not be depended upon for fax and/or data traffic.

3. Once the number is in service, Frontier cannot guarantee its continued service nor the quality of service due to the changing regulations and restrictions in the foreign country.

4. Frontier will, as Purchaser's service provider, research any difficulties that Purchaser or its customers may have with the service. Purchaser has an obligation to provide Frontier with timely information on the troubled call (time of call, originating number, type of phone, terminating number, etc.).

5. Due to the fact that international toll free services are most times provided through an arrangement with a third party, the provision of international toll-free services is subject to the policies and procedures promulgated from time to time by such third party.

Mexico International Toll-Free Rates (per minute charge):

                                  Peak           Offpeak
                                  ----           -------
Dedicated                          --              --

Switchless                         --              --



"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."

                             CALLING CARD SERVICES

1. The rate and discount credits for the Calling Card Services set forth in this Schedule and any attachments are in lieu of any standard volume discounts and any promotional rates or discounts that may be offered from time to time for the Calling Card Services. Domestic means the 48 contiguous United States. Unless otherwise stated, calls are measured in full minute increments.

2. For domestic and international traffic, Purchaser shall pay the rates set out below and in the attached pricing schedule.


Rate per minute

Domestic United States       --
International                See Attached


"CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. HEAVY BLACK LINES DENOTE SUCH OMISSIONS."


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